UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 29, 2023, Minim, Inc. (the “Company”) entered into a non-binding letter of intent with an investor (the “Letter of Intent”) whereby the investor would purchase $2.4 million of convertible preferred stock and warrants, which, on a fully-diluted basis, would constitute a majority of the Company’s outstanding common stock and the proceeds of which would be used for the sole purpose of settling all of the Company’s and its subsidiaries’ liabilities (the “Transaction”).

If the Transaction were to occur, the Letter of Intent contemplates the investor would be appointed as the Company’s chief executive officer and the investor and its nominees would be appointed to the Company’s board of directors to which they would constitute a majority of the then-board of directors.

The Company and the investor are working on completing definitive transaction documents regarding the Transaction, but, as the Letter of Intent is non-binding, there can be no assurances that such definitive transaction documentation will be executed or that the Transaction will be completed.

As previously disclosed, the Company has continued to experience material liquidity pressures as it has attempted to manage its negative cash-flow position due to supply disruptions from its principal manufacturing partners as a result of the Company’s inability to pay past expenses, which has severely impacted revenue and its cash position. The Company’s actions thus far have not fully offset the Company’s lack of continual revenue from normal operations. As such, substantial doubt exists about our ability to continue as a going concern, and we will require additional liquidity to continue operations. The Company has been exploring all remaining alternatives, including strategic initiatives or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions regarding its liquidity situation and the outcome of the Company’s review of strategic alternatives, including engaging in a potential sale (including the Transaction), reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, the Company’s funding levels and ability to continue operations, and expectations regarding future revenues, cash flow, and other related matters. Actual results may be materially different from expectations as a result of known and unknown risks, including the Company’s ability to continue as a going concern; the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; any other statements regarding future growth, future cash needs, future operations, business plans and future financial results; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2023	MINIM, INC.

	By:	/s/ Jeremy Hitchcock
	Name:	Jeremy Hitchcock
	Title:	Executive Chairman of the Company